UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2026

HNO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56568	20-2781289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41558 Eastman Drive, Suite B Murrieta, CA	92562
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (951) 305-8872

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

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Item 1.01 Entry into a Material Definitive Agreement

On April 7, 2026 and April 9, 2026, respectively, HNO International, Inc. (the "Company") entered into separate financing transactions pursuant to which the Company issued Convertible Promissory Notes and Common Stock Purchase Warrants to two accredited investors. The material terms of each transaction are described below.

Jefferson Street Capital, LLC Transaction

On April 7, 2026, the Company entered into a Securities Purchase Agreement (the "JSC Purchase Agreement") with Jefferson Street Capital, LLC, a New Jersey limited liability company (the "JSC Buyer"), pursuant to which the Company issued to the JSC Buyer a Convertible Promissory Note in the principal amount of $96,250 (the "JSC Note") and a Common Stock Purchase Warrant to purchase up to 385,000 shares of the Company's common stock (the "JSC Warrant"), in exchange for gross proceeds of $87,500. The JSC Buyer withheld $3,000 from the proceeds at funding to cover the JSC Buyer's legal fees in connection with the transactions contemplated by the JSC Purchase Agreement, and withheld an additional $2,250 from the proceeds at funding to cover fees payable to Craft Capital Management LLC (CRD#: 171350), a registered broker-dealer acting as placement agent in connection with the transactions contemplated by the JSC Purchase Agreement, resulting in net proceeds to the Company of approximately $82,250.

Convertible Promissory Note

The JSC Note has a principal amount of $96,250, which includes an original issue discount of $8,750. The JSC Note bears a one-time interest charge of 8% on the principal amount (equal to $7,700), which is guaranteed and earned in full as of the issue date. The JSC Note matures on April 7, 2027, twelve (12) months from the issue date.

The JSC Note is convertible, at the option of the JSC Buyer, at any time on or following the issue date, into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), at a conversion price equal to 60% of the lowest traded price of the Common Stock on the principal trading market during the twenty (20) trading days prior to the applicable conversion date, subject to adjustment as set forth in the JSC Note. The JSC Buyer is entitled to deduct $1,750 from the conversion amount in each notice of conversion to cover the JSC Buyer's conversion-related fees. The JSC Buyer's right to convert the JSC Note is subject to a 4.99% beneficial ownership limitation.

Upon an event of default, the JSC Note shall become immediately due and payable at an amount equal to 150% of outstanding principal and accrued interest through the date of repayment, plus costs of collection, all without demand or notice. Default interest shall accrue at the lesser of 18% per annum or the maximum rate permitted by law. The JSC Buyer retains the right to convert all or any portion of the JSC Note, including any default amount, into shares of Common Stock at any time, including after the maturity date. Events of default include, among others, failure to pay principal or interest when due, failure to timely deliver shares of Common Stock upon conversion, breach of representations, warranties, or covenants under the JSC Purchase Agreement, the Company's failure to maintain the required share reserve, cross-default with other Company indebtedness after expiration of applicable cure periods, consummation of a Variable Rate Transaction, failure to maintain a minimum market capitalization of $3,000,000 on any Trading Day, and failure to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended.

Common Stock Purchase Warrant

In connection with the JSC Purchase Agreement, the Company issued to the JSC Buyer a Common Stock Purchase Warrant to purchase up to 385,000 shares of Common Stock at an exercise price of $0.25 per share. The JSC Warrant is exercisable at any time commencing on April 7, 2026 and expires on April 7, 2031, five (5) years from the issuance date. The JSC Warrant may be exercised on a cashless basis when the market price of one share of Common Stock exceeds the exercise price and no effective registration statement covers the JSC Buyer's resale of all Warrant Shares at prevailing market prices. The JSC Buyer's right to exercise the JSC Warrant is subject to a 4.99% beneficial ownership limitation.

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Share Reservation

In connection with the foregoing, the Company entered into an Irrevocable Transfer Agent Instruction Letter and Memorandum of Understanding with Pacific Stock Transfer Company, the Company's transfer agent (collectively, the "Transfer Agent Instructions"), pursuant to which the Company has irrevocably reserved 13,000,000 shares of Common Stock for issuance upon conversion of the JSC Note and exercise of the JSC Warrant. The JSC Note requires a minimum reserve of the greater of 11,000,000 shares or four times the number of shares issuable upon full conversion at the then-applicable conversion price. The JSC Buyer has the right to increase the share reservation at any time without the Company's consent.

The securities described herein were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder. The JSC Buyer represented that it is an "accredited investor" as defined in Rule 501(a) of Regulation D.

The JSC Purchase Agreement prohibits the Company from entering into any Variable Rate Transaction while the JSC Note remains outstanding, restricts the Company from issuing any shares of Common Stock or Common Stock Equivalents for 30 calendar days following the date of the JSC Purchase Agreement, and grants the JSC Buyer participation rights in any future Company offering of debt or equity securities for 18 months from the date of closing or until the JSC Note is repaid in full, whichever is earlier.

The foregoing description of the JSC Note, the JSC Purchase Agreement and the JSC Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 4.1, 99.1, and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

 Lambda Ventures, LLC Transaction

On April 9, 2026, the Company entered into a Securities Purchase Agreement (the "LV Purchase Agreement") with Lambda Ventures, LLC, a Nevada limited liability company (the "LV Buyer"), pursuant to which the Company issued to the LV Buyer a Convertible Promissory Note in the principal amount of $96,250 (the "LV Note") and a Common Stock Purchase Warrant to purchase up to 385,000 shares of the Company's common stock (the "LV Warrant"), in exchange for gross proceeds of $87,500. The Buyer withheld $3,000 from the proceeds at funding to cover the LV Buyer's legal fees in connection with the transactions contemplated by the LV Purchase Agreement, and withheld an additional $2,250 from the proceeds at funding to cover fees payable to Craft Capital Management LLC (CRD#: 171350), a registered broker-dealer acting as placement agent in connection with the transactions contemplated by the LV Purchase Agreement, resulting in net proceeds to the Company of approximately $82,250.

Convertible Promissory Note

The LV Note has a principal amount of $96,250, which includes an original issue discount of $8,750. The LV Note bears a one-time interest charge of 8% on the principal amount (equal to $7,700), which is guaranteed and earned in full as of the issue date. The LV Note matures on April 9, 2027, twelve (12) months from the issue date.

The LV Note is convertible, at the option of the LV Buyer, at any time on or following the issue date, into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), at a conversion price equal to 60% of the lowest traded price of the Common Stock on the principal trading market during the twenty (20) trading days prior to the applicable conversion date, subject to adjustment as set forth in the LV Note. The LV Buyer is entitled to deduct $1,750 from the conversion amount in each notice of conversion to cover the LV Buyer's conversion-related fees. The LV Buyer's right to convert the LV Note is subject to a 4.99% beneficial ownership limitation.

Upon an event of default, all outstanding principal and accrued interest under the LV Note shall become immediately due and payable, and default interest shall accrue at the lesser of 18% per annum or the maximum rate permitted by law. Events of default include, among others, failure to pay principal or interest when due, failure to timely deliver shares of Common Stock upon conversion, breach of representations, warranties, or covenants under the LV Purchase Agreement, and the Company's failure to maintain the required share reserve.

Common Stock Purchase Warrant

In connection with the LV Purchase Agreement, the Company issued to the LV Buyer a Common Stock Purchase Warrant to purchase up to 385,000 shares of Common Stock at an exercise price of $0.25 per share. The LV Warrant is exercisable at any time commencing on April 9, 2026 and expires on April 9, 2031, five (5) years from the issuance date. The LV Warrant may be exercised on a cashless basis under certain conditions described therein. The LV Buyer's right to exercise the LV Warrant is subject to a 4.99% beneficial ownership limitation.

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Share Reservation

In connection with the foregoing, the Company entered into an Irrevocable Transfer Agent Instruction Letter with Pacific Stock Transfer Company, the Company's transfer agent, pursuant to which the Company has irrevocably reserved 13,000,000 shares of Common Stock for issuance upon conversion of the LV Note and exercise of the LV Warrant.

The securities described herein were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder. The LV Buyer represented that it is an "accredited investor" as defined in Rule 501(a) of Regulation D.

The foregoing description of the LV Note, the LV Purchase Agreement and the LV Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 4.2, 99.3, and 99.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document
4.1	Promissory Note, dated April 7, 2026, by and between HNO International, Inc. and Jefferson Street Capital, LLC
99.1	Securities Purchase Agreement, dated April 7, 2026, by and between HNO International, Inc. and Jefferson Street Capital, LLC
99.2	Common Stock Purchase Warrant, dated April 7, 2026, by and between HNO International, Inc. and Jefferson Street Capital, LLC
4.2	Promissory Note, dated April 9, 2026, by and between HNO International, Inc. and Lambda Ventures, LLC
99.3	Securities Purchase Agreement, dated April 9, 2026, by and between HNO International, Inc. and Lambda Ventures, LLC
99.4	Common Stock Purchase Warrant, dated April 9, 2026, by and between HNO International, Inc. and Lambda Ventures, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNO International, Inc. (Registrant)
Date: April 17, 2026	By: /s/ Donald Owens Donald Owens Chief Executive Officer

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